UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
November 29, 2007

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Mariners Island Blvd., Ste. 300, San Mateo, California	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code
(650) 524-0500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2007, Wherify Wireless, Inc. entered into a License Agreement with SOSGPS Holdings, LLC, a Texas limited liability company ("SOS"). Under the License Agreement, Wherify provides SOS with a worldwide license of Wherify's technology for the Wherifone to manufacture, distribute and market the Wherifone.

Pursuant to the License Agreement SOS may also create future improvements to the Wherifone, which will be jointly owned by Wherify and SOS, and the parties will jointly decide whether to pursue patents for any improvements. In addition, SOS has an exclusive worldwide right to manufacture, distribute and market the improved Wherifone.

Under the License Agreement, SOS will pay Wherify a license fee of $1 million. SOS will utilize the Wherify location based services platform for units they sell and pay Wherify a monthly per subscriber fee. The term of the License Agreement is five years and may be renewed by SOS for subsequent five year terms for a nominal fee. The License Agreement provides that SOS must sell a minimum of 50,000 units per year.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

WHERIFY WIRELESS, INC.

Date: December 5, 2007	By:	/s/ Edna Carter
Name: Edna Carter Title: Chief Accounting Officer, Controller